Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

        UNIONBANCORP, INC. ANNOUNCES YEAR-END AND FOURTH QUARTER RESULTS

OTTAWA, IL, February 11, 2005 - Dewey R. Yaeger, President and Chief Executive Officer of UnionBancorp, Inc. (Nasdaq: UBCD), reported net income for the year ended December 31, 2004 of $4,803,000 or $1.12 per diluted share compared to $2,130,000 or $0.48 per diluted share earned in the year ended December 31, 2003. During the fourth quarter of 2004, the Company reported net income of $473,000 or $0.10 per diluted share. This compares to a net loss of ($206,000) or ($0.06) per diluted share for the same period in 2003.

"We are extremely encouraged by the improvement in core earnings over 2003 and believe that the full impact of many of our recent initiatives will continue to favorably impact results," remarked Yaeger on 2004 earnings. "The completion of our charter consolidation initiative, our exit from the western Illinois market area and improvement in credit quality and our overall lending process all indicate that we are trending in the right direction. With the core foundation now in place, an emphasis on revenue generation will be made throughout 2005."

Fourth Quarter 2004 Highlights:

     o The Board of Directors of UnionBancorp, Inc. approved the payment of a $0.10 quarterly cash dividend on the Company's common stock during the fourth quarter, marking the 79th consecutive quarter of dividends paid to stockholders.

     o The Company completed the merger of UnionFinancial Services & Trust Company into UnionBank early in the fourth quarter. This action was the final step in the Company's efforts to consolidate its entities into a single bank charter.

     o During the fourth quarter, the Company incurred approximately $300,000 in nonrecurring expenses. A major contributor to the activity were expenses incurred from the write-down of one of the Company's sales and service center buildings in association with its anticipated closing. The impact to earnings, net of taxes, was approximately $0.05 per diluted share.

     o Noninterest expense experienced a $930,000 decrease or 12.82% during the fourth quarter of 2004 as compared to the same period in 2003 and fell $1,626,000 to $27.0 million for the year ending December 31, 2004 as compared to the year ending December 31, 2003.

     o The net interest margin increased to 3.33% during the fourth quarter of 2004 as compared with 3.29% for the same period in 2003.

     o Net charge-offs for the fourth quarter of 2004 were 0.13% of average loans, as compared to 0.44% for fourth quarter of 2003.

     o The reserve coverage ratio (allowance to nonperforming loans) was reported at 231.60% as of December 31, 2004 as compared to 106.30% as of December 31, 2003.

                                       5.
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Net Interest Margin

The net interest margin increased to 3.33% during the fourth quarter of 2004 as compared with 3.29% for the same period in 2003 and decreased from 3.38% in the third quarter of 2004. The majority of the quarter-over-quarter improvement in the net interest margin was related to an increase in yields earned on average loans through competitive pricing on new and refinanced loans, an overall improvement in asset quality with respect to nonperforming loans and net charge-offs, and the divesture of the Company's western Illinois sales and service centers which historically had lower yields than other markets. Tax-equivalent net interest income was reported at $4.8 million for the fourth quarter of 2004 as compared to $6.0 million for the fourth quarter 2003.

Noninterest Income and Expense

Noninterest income, excluding securities gains, decreased $800,000 or 28.8% during the fourth quarter of 2004 as compared to the same period in 2003. For the year ending December 31, 2004, noninterest income increased $209,000 to $13.9 million as compared to the same period in 2003. The increase for the year ending December 31, 2004 was primarily driven by the $3.4 million gain in connection with the sale of the Company's western Illinois sales and service centers. Conversely, a loss in incremental income from those offices during the fourth quarter attributed to a decrease in noninterest income on a quarter-over-quarter basis.

Noninterest expense experienced a $930,000 decrease or 12.82% during the fourth quarter of 2004 as compared to the same period in 2003 and fell $1,626,000 to $27.0 million for the period ending December 31, 2004 as compared to the same period in 2003. The decrease was due, in large part, to the sale of the Company's western Illinois sales and service centers.

Asset Quality

During 2004, the loan portfolio decreased to $419.3 million as of December 31, 2004, as compared to $476.8 million as of December 31, 2003. The decrease was due, in large part, to the sale of the Company's western Illinois sales and service centers which resulted in the sale of approximately $40.4 million in loans. The remaining decrease resulted from a continued softening of overall loan demand and normal paydowns. The level of nonperforming loans to end of period loans totaled 1.00% as of December 31, 2004 compared to 1.77% as of December 31, 2003. Net charge-offs for the fourth quarter of 2004 were 0.13% of average loans, as compared to 0.44% for the fourth quarter of 2003. The reserve coverage ratio (allowance to nonperforming loans) was reported at 231.60% as of December 31, 2004 as compared to 106.30% as of December 31, 2003.

About the Company

UnionBancorp, Inc. is a regional financial services company based in Ottawa, Illinois, and devotes special attention to personal service and offers Bank, Trust, Insurance and Investment services at each of its locations. The Company's market area extends from the far Western suburbs of the Chicago metropolitan area across Central and Northern Illinois.

UnionBancorp common stock is listed on The Nasdaq National Market Securities Stock Market under the symbol "UBCD." Further information about UnionBancorp, Inc. can be found at the Company's website at http://www.ubcd.com.

                                       6.
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Safe Harbor Statement

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.


Contact: Dewey R. Yaeger                     Kurt R. Stevenson
         President and                       Senior Vice President and
         Chief Executive Officer             Chief Financial Officer
         UnionBancorp, Inc.                  UnionBancorp, Inc.
         dewey.yaeger@ubcd.com               kurt.stevenson@ubcd.com

Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

     o   Unaudited Quarterly and Year to Date Highlights
     o   Unaudited Consolidated Balance Sheets
     o   Unaudited Consolidated Statements of Income/(Loss)
     o   Unaudited Selected Quarterly Consolidated Financial Data

                                       7.
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

UnionBancorp, Inc. and Subsidiaries
Unaudited Quarterly and Year to Date Highlights (Dollars In Thousands, Except
Share Data)
--------------------------------------------------------------------------------

                                                     Three Months Ended                 Twelve Months Ended
                                                        December 31,                        December 31,
                                              -------------------------------      -------------------------------
                                                   2004              2003               2004              2003
                                              -------------     -------------      -------------     -------------
Operating Highlights
  Net income (loss)                           $         473     $        (206)     $       4,803     $       2,130
  Return on average total assets                       0.28%            (0.10)%             0.65%             0.28%
  Return on average stockholders equity                2.78%            (1.10)%             7.06%             3.16%
  Net interest margin                                  3.33%             3.29%              3.34%             3.65%
  Efficiency ratio                                    88.32%            85.04%             82.90%            72.25%

Per Share Data
  Diluted earnings (loss) per common share    $        0.10     $       (0.06)     $        1.12     $        0.48
  Book value per common share                 $       17.30     $       16.77      $       17.30     $       16.77
  Diluted weighted average common
    shares outstanding                            4,109,357         4,098,841          4,109,999         4,069,220
  Period end common shares outstanding            4,032,144         4,026,850          4,032,144         4,026,850

Stock Performance Data
  Market Price:
    Quarter End                               $       21.25     $       21.84      $       21.25     $       21.84
    High                                      $       21.94     $       24.04      $       23.00     $       24.04
    Low                                       $       20.29     $       20.00              19.20     $       15.15
  Period end price to book value                       1.23              1.30               1.23              1.30

                                       8.
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

UnionBancorp, Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
December 31, 2004 and December 31, 2003 (Dollars in Thousands)
--------------------------------------------------------------------------------

                                                         December 31,   December 31,
                                                             2004           2003
                                                         ------------   ------------
ASSETS
Cash and cash equivalents                                $     22,802   $     22,198
Securities available-for-sale                                 191,661        252,248
Loans                                                         419,275        476,812
Allowance for loan losses                                      (9,732)        (9,011)
                                                         ------------   ------------
   Net loans                                                  409,543        467,801
Cash surrender value of life insurance                         14,953         14,379
Mortgage servicing rights                                       2,772          2,775
Premises and equipment, net                                    13,463         16,576
Goodwill                                                        6,963          7,642
Intangible assets, net                                            703          1,232
Other real estate                                                 420            227
Other assets                                                    6,266          8,344
                                                         ------------   ------------

         Total assets                                    $    669,546   $    793,422
                                                         ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
   Deposits
      Noninterest-bearing                                $     55,800   $     89,424
      Interest-bearing                                        456,677        548,608
                                                         ------------   ------------
          Total deposits                                      512,477        638,032
   Federal funds purchased and securities sold
    under agreements to repurchase                             12,722          1,533
   Advances from the Federal Home Loan Bank                    61,900         72,450
   Notes payable                                                6,629          7,873
   Series B mandatory redeemable preferred stock                  831            831
   Other liabilities                                            4,740          4,656
                                                         ------------   ------------
         Total liabilities                                    599,299        725,375
                                                         ------------   ------------
Stockholders' equity
   Series A convertible preferred stock                           500            500
   Common stock                                                 4,641          4,628
   Surplus                                                     22,632         22,484
   Retained earnings                                           46,592         43,609
   Accumulated other comprehensive income                       1,351          2,141
   Unearned compensation under stock option plans                  --             (2)
                                                         ------------   ------------
                                                               75,716         73,360
   Treasury stock, at cost                                     (5,469)        (5,313)
                                                         ------------   ------------
         Total stockholders' equity                            70,247         68,047
                                                         ------------   ------------
         Total liabilities and stockholders' equity      $    669,546   $    793,422
                                                         ============   ============

                                       9.
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

UnionBancorp, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income (Loss)
Three Months and Twelve Months Ended December 31, 2004 and December 31, 2003
(Dollars in Thousands, Except Per Share Data)
--------------------------------------------------------------------------------

                                                         Three Months Ended        Twelve Months Ended
                                                            December 31,               December 31,
                                                      -----------------------    -----------------------
                                                         2004         2003          2004         2003
                                                      ----------   ----------    ----------   ----------
Interest income
  Loans                                               $    6,543   $    7,495    $   27,718   $   32,693
  Securities
    Taxable                                                1,231        1,731         5,925        6,805
    Exempt from federal income taxes                         266          361         1,221        1,533
  Federal funds sold and other                                16            4            48           55
                                                      ----------   ----------    ----------   ----------
    Total interest income                                  8,056        9,591        34,912       41,086
Interest expense
  Deposits                                                 2,275        2,910         9,909       12,453
  Federal funds purchased and securities sold
   under agreements to repurchase                             31           26            98          122
  Advances from the Federal Home Loan Bank                   697          769         2,887        2,997
  Series B mandatory redeemable preferred stock               13           16            50           64
  Notes payable                                               73           78           306          325
                                                      ----------   ----------    ----------   ----------
    Total interest expense                                 3,089        3,799        13,250       15,961
                                                      ----------   ----------    ----------   ----------
Net interest income                                        4,967        5,792        21,662       25,125
Provision for loan losses                                    300        2,011         1,750        8,236
                                                      ----------   ----------    ----------   ----------
Net interest income after
  provision for loan losses                                4,667        3,781        19,912       16,889
Noninterest income
  Service charges                                            610          750         2,866        3,090
  Merchant fee income                                         --           32            56          560
  Trust income                                               197          198           740          701
  Mortgage banking income                                    355          625         2,020        3,947
  Insurance commissions and fees                             480          503         2,234        2,318
  Bank owned life insurance (BOLI)                            99          151           573          681
  Securities gains, net                                       (9)           1           123          281
  Gain on sale of assets                                      (5)          --         4,089           --
  Other income                                               237          514         1,227        2,141
                                                      ----------   ----------    ----------   ----------
                                                           1,964        2,774        13,928       13,719
Noninterest expenses
  Salaries and employee benefits                           3,296        3,955        15,410       16,020
  Occupancy expense, net                                     737          692         2,461        2,138
  Furniture and equipment expense                            522          559         2,215        2,094
  Marketing                                                  153          210           615          709
  Supplies and printing                                      114          182           435          541
  Telephone                                                  121          137           546          874
  Other real estate owned expense                             --           10             8          178
  Amortization of intangible assets                           56           31           337          247
  Other expenses                                           1,331        1,484         4,954        5,806
                                                      ----------   ----------    ----------   ----------
                                                           6,330        7,260        26,981       28,607
                                                      ----------   ----------    ----------   ----------
Income (loss) before income taxes                            301         (705)        6,859        2,001
Income taxes                                                (172)        (499)        2,056         (129)
                                                      ----------   ----------    ----------   ----------
Net income (loss)                                            473         (206)        4,803        2,130
Preferred stock dividends                                     52           48           207          193
                                                      ----------   ----------    ----------   ----------
Net income (loss) for common stockholders             $      421   $     (254)   $    4,596   $    1,937
                                                      ==========   ==========    ==========   ==========
Basic earnings (loss) per common share                $     0.10   $    (0.07)   $     1.14   $     0.48
                                                      ==========   ==========    ==========   ==========
Diluted earnings (loss) per common share              $     0.10   $    (0.06)   $     1.12   $     0.48
                                                      ==========   ==========    ==========   ==========

                                      10.
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

UnionBancorp, Inc.
Unaudited Selected Quarterly Consolidated Financial Data (Dollars in Thousands,
Except Share Data)
--------------------------------------------------------------------------------

                                                                                   Quarters Ended
                                                   -------------------------------------------------------------------------------
                                                    12/31/04         09/30/04         06/30/04         03/31/04         12/31/03
                                                   -----------      -----------      -----------      -----------      -----------
                                                                    (Dollars in Thousands, Except Per Share Data)
Statement of Income Data
  Interest income                                  $     8,056      $     8,505      $     8,843      $     9,508      $     9,591
  Interest expense                                      (3,089)          (3,142)          (3,312)          (3,707)          (3,847)
                                                   -----------      -----------      -----------      -----------      -----------
  Net interest income                                    4,967            5,363            5,531            5,801            5,744
  Provision for loan losses                                300              200              500              750            2,011
                                                   -----------      -----------      -----------      -----------      -----------
  Net interest income after provision for
   loan losses                                           4,667            5,163            5,031            5,051            3,733
  Noninterest income                                     1,964            5,850            3,190            2,924            2,774
  Noninterest expense                                    6,330            6,643            7,029            6,979            7,260
                                                   -----------      -----------      -----------      -----------      -----------
  Income (loss) before income taxes                        301            4,370            1,192              996             (753
  Provision (benefit) for income taxes                    (172)           1,753              279              196             (499)
                                                   -----------      -----------      -----------      -----------      -----------
  Net income (loss)                                $       473      $     2,617      $       913      $       800      $      (254)
                                                   ===========      ===========      ===========      ===========      ===========
  Net income (loss) on common stock                $       421      $     2,565      $       861      $       748      $      (254)
                                                   ===========      ===========      ===========      ===========      ===========

Per Share Data
  Basic earnings (loss) per common share           $      0.10      $      0.64      $      0.21      $      0.19      $     (0.07)
  Diluted earnings (loss) per common share                0.10             0.62             0.21             0.18            (0.06)
  Cash dividends on common stock                          0.10             0.10             0.10             0.10             0.09
  Dividend payout ratio for common stock                110.21%           15.71%           46.92%           53.96%              --
  Book value per common share                      $     17.30      $     17.38      $     16.47      $     16.88      $     16.77
  Basic weighted average common shares
   outstanding                                       4,031,552        4,034,365        4,037,347        4,031,181        4,010,111
  Diluted weighted average common shares
   outstanding                                       4,109,357        4,105,872        4,115,166        4,114,385        4,098,841
  Period-end common shares outstanding               4,032,144        4,030,800        4,038,800        4,035,900        4,026,850

Balance Sheet Data
  Securities                                       $   191,661      $   190,385      $   211,733      $   250,282      $   252,248
  Loans                                                419,275          413,941          453,676          466,591          476,812
  Allowance for loan losses                              9,732            9,962           10,224            9,882            9,011
  Assets                                               669,546          667,818          732,019          776,399          793,422
  Deposits                                             512,477          511,568          583,612          614,975          638,032
  Stockholders' equity                                  70,247           70,561           67,032           68,619           68,047

Earnings Performance Data
  Return on average total assets                          0.28%            1.46%            0.49%            0.41%           (0.10)%
  Return on average stockholders' equity                  2.78            15.40             5.44             4.67            (1.10)
  Net interest margin ratio                               3.33             3.38             3.31             3.34             3.29
  Efficiency ratio (1)                                   88.32            81.85            82.45            80.33            85.04

Asset Quality Ratios
  Nonperforming assets to total end of period
   assets                                                 0.69%            0.69%            0.81%            0.95%            1.10%
  Nonperforming loans to total end of period loans        1.01             1.09             1.28             1.53             1.78
  Net loan charge-offs to total average loans             0.13             0.10             0.03            (0.03)            0.44
  Allowance for loan losses to total end of
   period loans                                           2.32             2.41             2.25             2.12             1.89
  Allowance for loan losses to nonperforming loans      231.60           220.20           176.43           138.13           106.30

Capital Ratios
  Average equity to average assets                        9.98%            9.47%            8.92%            8.72%            8.63%
  Total capital to risk adjusted assets                  14.30            14.36            12.73            12.32            12.52
  Tier 1 leverage ratio                                   9.54             9.55             8.38             7.83             7.60

---------------------------------------

(1) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provisions for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.

                                      11.